SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

         CURRENT REPORT PURSUANT TO SECTION 13 OR 154(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of report:  October 16, 2000

                       MENTOR CORPORATION
     (Exact Name of Registrants as Specified in Its Charter)

                   Commission File No. 0-7955

                       Mentor Corporation
                        201 Mentor Drive
                 Santa Barbara, California 93111
                    Telephone:  805/879-6000

   A Minnesota Corporation                     I.R.S. Employer
                  Identification No. 41-0950791


On October 10, 2000, Mentor Corporation (NASDAQ: MNTR) announced reduction and restructure in its corporate staff at headquarters in Santa Barbara, California, in an effort to streamline operations and improve efficiency. The following company officers were affected by this restructure and employment with company was terminated according to the Terms and Conditions in their Employment Agreements: Malcolm Boddy, Trevor Pritchard and Douglas Altschuler.


Signatures

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Mentor Corporation has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         MENTOR CORPORATION


Date:  October 16, 2000  /s/CHRISTOPHER J. CONWAY
                         Christopher J. Conway, Chairman
                         Chief Executive Officer and President


Date:  October 16, 2000  /s/ADEL MICHAEL
                         Senior Vice President
                         Chief Financial Officer


          MENTOR ANNOUNCES REDUCTION IN CORPORATE STAFF

SANTA BARBARA, California, October 10, 2000 - Mentor Corporation
(NASDAQ:MNTR) today announced a reduction in corporate staff at its headquarters in Santa Barbara as part of a restructuring move to streamline operations and improve efficiency.

Previously, Mentor's corporate structure had been organized along functional lines, in which the major functions such as marketing and manufacturing were organized as separate entities, each with its own president and other officers. "That type of organization is effective for a global operation with activities at many different locations," said Christopher J. Conway, president and CEO of Mentor Corporation. "However, the sale of our ophthalmic operations last year simplified our business, and provides an opportunity to streamline the organization and remove some layers of management. From now on we will operate as a single entity."

The restructuring has eliminated positions in marketing and manufacturing management, administrative and support staff, and R&D. The Company currently employs about 235 people in Santa Barbara, and about 40 positions will be eliminated immediately as a result of the changes.

"It is very difficult and painful to make decisions like this which affect people's livelihoods," said Christopher J. Conway, Mentor's president. "People who have worked hard and done a good job are made redundant through no fault of their own. However, these changes are necessary for the good of the company. Sometimes a tree must be pruned to stimulate continued healthy growth."

Employees affected by the restructuring will be provided with severance packages and outplacement counseling to help with the transition. Management estimates that these actions will result in a non-recurring expense of about $1.3 million.

"The new organization will streamline operations, facilitate communication and lead to better results," said Conway. "Furthermore, we have been able to cut expenses significantly without adversely affecting operations. I believe that these changes will not diminish our selling efforts, reduce our production capability, or slow new product development."

Mentor Corporation is a diverse medical products company employing approximately 1,250 people worldwide.

This release contains, in addition to historical information, forward-looking statements. Such statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause such a difference include, but are not limited to, those described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.